UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

UPSNAP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-50560	20-0118697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Duratech Group Inc. 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4
(Address of principal executive offices)

Registrant’s telephone number, including area code: (403) 320-1778

134 Jackson Street, Suite 203
Davidson, North Carolina 20836
(Former name or former address, if changed since last report)

This Current Report on Form 8-K is filed by UpSnap, Inc., a Nevada corporation (the “Registrant”), in connection with the matters described herein.

ITEM 5.03 ADMENDENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE
   IN FISCAL YEAR.

On December 15, 2008, the Registrant elected to adopt the fiscal year end of Duratech Group Inc. which the Registrant acquired on September 17, 2008 in a reverse merger as part of a Share Exchange Agreement dated August 29, 2008.  The new fiscal year end of the Registrant will be January 31.  The Registrant will file a Form 10-QSB for the period ending October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSNAP, INC.

Dated: December 15, 2008	By:	/s/ Peter Van Hierden
Peter Van Hierden
Chairman and CEO